UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


               Date of Earliest Event Reported: September 30, 1999


                            HYPERDYNAMICS CORPORATION
              (Exact name of registrant as specified in its charter)


             Delaware                 000-25496             87-0400335
  (State or other jurisdiction  (Commission File Number)  (IRS Employer
        of incorporation                                 Identification No.)
        or organization)

                           5444 Westheimer, Suite 2080
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)


                                 (713) 622-1893
              (Registrant's telephone number, including area code)


                             RAM-Z ENTERPRISES, INC.
                           (Registrant's former name)

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ITEM 5. OTHER  EVENTS.

a. Mr. Ted W. Tarver, Director of the Company resigned as of September 30, 1999 to pursue other business opportunities. The existing board of directors has not yet filled the vacancy on the board created by Mr. Tarver's resignation.

b. The Board of Directors determined that the Wired and Wireless Corporation (a wholly owned subsidiary) no longer fits into the business plan of the Company. On September 30, 1999, 100% of the ownership of the total outstanding common stock of Wired and Wireless was sold to Ted W. Tarver in consideration of a Revenue Sharing Agreement. The Revenue Sharing Agreement specifies that the Company will receive 7% of the gross revenues for the first $714,286 in revenue from the effective date; 5% for the next $1,000,000 in revenue; and 3% thereafter. The revenue sharing agreement also specifies that the Company will receive 10% of any sales proceeds in the case that Wired and Wireless is sold. The Wired and Wireless subsidiary represented 17.9% of the consolidated assets of the Company at September 30, 1999. Hyperdynamics had a loss of $184,546 for fiscal year end June 30, 1999. Fifteen percent (15%) or $27,625 of this loss was attributed to Wired and Wireless Corporation. The terms of the sale of Wired and Wireless Corporation were the result of negotiation between the parties, however no appraisal was done. 100% of the disinterested directors voted in favor of the sale.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           HyperDynamics  Corporation

                           By:  /s/  Kent  Watts
                           -----------------------------------------------------
                           Kent  Watts,  Chairman  of  the  Board,
                           Chief Executive Officer, and Chief Accounting Officer


Dated:  October  14,  1999

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